EXHIBIT 10.27


                                                                  EXECUTION COPY
                                                                  --------------


                      EXCESS OF LOSS REINSURANCE AGREEMENT
                      ------------------------------------

      This Excess of Loss Reinsurance Agreement is between XL Financial Assurance Ltd., a Bermuda company (herein referred to as the "Ceding Company"), and XL Insurance Ltd, a Bermuda company (herein referred to as the "Reinsurer").

      WITNESSETH, in consideration of the mutual covenants of this Excess of Loss Reinsurance Agreement, the parties agree as follows:

                                   ARTICLE I
                                   ---------

                                   DEFINITIONS

(A)   "Aggregate Limit of Liability" shall mean the sum of $500,000,000.

(B)   "Annual Reinsurance Premium" shall mean the sum of $25,000.

(C) "Applicable Law" shall mean, with respect to a party hereto, any applicable order, law, regulation, rule, ordinance, order, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to such party or its assets, as the case may be.

(D) "Business Day" shall mean shall mean shall mean any day other than a Saturday, Sunday, or day on which banking institutions in Hamilton, Bermuda are permitted or obligated by law to be closed.

(E) "Cumulative Obligor Net Incurred Loss" shall mean, with respect to any Determination Date and any Obligor, the cumulative total Net Incurred Loss since the Effective Date with respect to such Obligor.

(F) "Determination Date" shall mean (a) the first Business Day which is seventy-five (75) calendar days following the prior calendar year end, and
      (b) the first Business Day which is thirty (30) calendar days following each of the three quarters ending March 31, June 30, and September 30. The initial Determination Date shall be October 30, 2001.

(G)   "Effective Date" shall mean 12:01 a.m., Bermuda time on October 1, 2001.

(H) "Extra Contractual Obligations" shall mean all liabilities or obligations, other than those arising under the terms and conditions of the Policies, whether to policyholders, Obligors, Governmental Entities or any other Person, which liabilities and obligations shall include, without limitation, any liability for punitive, exemplary, special or any other form of extra-contractual damages relating to the Policies which arises from any act, error or omission, whether or not intentional, in bad faith or otherwise, including, without limitation, any act, error or omission relating to (i) the marketing, underwriting, production, issuance, cancellation or administration of the Policies, (ii) the investigation, defense, trial, settlement or handling of claims or payments arising out of or relating to the Policies, or (iii) the failure to pay or the delay in payment of claims or any other amounts due or alleged to be due under or in connection with the Policies.

(I)   "Incremental Liability Amount" shall have the meaning ascribed thereto in
      Section 3.1(b).

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

(J)   "Liability Amount" shall have the meaning ascribed thereto in Section
      3.1(a).

(K) "Loss" and "Losses" shall mean losses paid by the Ceding Company under the Policies.

(L) "Moody's" shall mean Moody's Investors Service Inc. or any successor thereto.

(M) "Net Incurred Losses" shall mean Losses paid by the Ceding Company on or after the Effective Date, net of Recoveries and collectible Reinsurance.

(N) "Obligor" shall mean a legal entity whose obligations are secured by a single revenue source or a specific pool of assets and guaranteed by a Policy or Policies issued by the Ceding Company, including but not limited to, special purpose entities, corporations, municipalities, sovereigns, and sub-sovereigns.

(O) "Obligor Excess Loss" shall mean, with respect to any Determination Date and any Obligor, an amount equal to (a) the Cumulative Obligor Net Incurred Loss with respect to such Determination Date for such Obligor minus (b) the Threshold Amount with respect to such Determination Date; provided that if such amount is a negative number, the Obligor Excess Loss for such Obligor shall equal $0.

(P) "Policies" shall mean all policies, binders, certificates, assumed reinsurance contracts and guaranties written or bound by the Ceding Company which are of the type typically written or bound by the Ceding Company.

(Q) "Recoveries" shall mean all amounts recovered by the Ceding Company under the Policies, including salvage and subrogation and all other recoveries which the Ceding Company actually collects relating to the Policies, in each case only to the extent realized into cash or cash equivalents.


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


(R) "Reinsurance" shall mean ceded reinsurance for which the Ceding Company is entitled to take financial statement credit under Applicable Law to reduce Reserves, provided, however, that notwithstanding any other provisions of this Excess of Loss Reinsurance Agreement to the contrary, the term "Reinsurance" shall not include (i) the reinsurance provided by this Excess of Loss Reinsurance Agreement, (ii) any excess of loss reinsurance which by its terms is excess of the reinsurance provided under this Excess of Loss Reinsurance Agreement, and (iii) catastrophe excess reinsurance of the Ceding Company.

(S) "Reserves" shall mean case-basis loss reserves required to be held by the Ceding Company under Applicable Law.

(T) "SAP" shall mean statutory accounting principles prescribed or permitted by the insurance regulatory authorities of Bermuda.

(U) "Surplus" shall mean, with respect to any Determination Date, the surplus of the Ceding Company, determined in accordance with SAP, as of the end of the last calendar-quarter end preceding such Determination Date.

(V)   "Termination Date" shall have the meaning ascribed thereto in Section 5.1.

(W) "Threshold Amount" shall mean, with respect to any Determination Date, ten percent (10%) of the Surplus,

(X)   "XLFA Incremental Liability Amount" shall have the meaning set forth in
      Section 3.1(b).


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

(Y)   "XLI Incremental Liability Amount" shall have the meaning set forth in
      Section 3.1(b).

                                   ARTICLE II
                                   ----------

                   COVERAGE; AGGREGATE LIMIT OF LIABILITY

      2.1 Subject to the terms, limits and conditions of this Excess of Loss Reinsurance Agreement, the Reinsurer agrees to indemnify the Ceding Company for Losses paid, in an amount equal to the Liability Amount for the first Determination Date and the XLI Incremental Liability Payment for each Determination Date thereafter, in accordance with Article III hereof; PROVIDED, HOWEVER, that the Reinsurer's aggregate indemnification obligations under this Excess of Loss Reinsurance Agreement shall not exceed the Aggregate Limit of Liability.

      2.2 This Excess of Loss Reinsurance Agreement applies only to that portion of any Loss which the Ceding Company retains net of collectible third party reinsurance; and, in calculating the amounts payable hereunder, only Loss in respect of that portion of any risk which the Ceding Company retains net of collectible third party reinsurance for its own account shall be included.

                                  ARTICLE III
                                  -----------

                                    PAYMENTS

      3.1 Determination of Amounts Payable.
          ---------------------------------

      (a) On each Determination Date, the Ceding Company shall calculate the amount of each Obligor Excess Loss, if any, associated with each Obligor in the Ceding Company's total portfolio of insured Obligors. The Ceding Company shall then compute the sum of all Obligor Excess Losses (such sum being referred to herein as the "Liability Amount"). If there are no Obligor Excess Losses as of any Determination Date, the Liability Amount shall equal zero (0).


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

      (b) For each Determination Date other than the first Determination Date, the Ceding Company shall calculate an amount (the "Incremental Liability Amount") equal to (a) the Liability Amount for the current Determination Date minus (b) the Liability Amount for the prior Determination Date. If the Incremental Liability Amount is a positive number, the Reinsurer shall owe the Ceding Company an amount equal to such Incremental Liability Amount (such amount owed by the Reinsurer to the Ceding Company being referred to herein as an "XLI Incremental Liability Payment"). If the Incremental Liability Amount is a negative number, the Ceding Company shall owe the Reinsurer an amount equal to the lesser of (a) the absolute value of the Incremental Liability Amount and (b) the total of all unreimbursed Liability Amounts and XLI Incremental Liability Payments (such amount owed by the Ceding Company to the Reinsurer being referred to herein as an "XLFA Incremental Liability Payment").

      (c) Within ten (10) Business Days following each Determination Date, the Ceding Company shall advise the Reinsurer of its calculations pursuant to paragraphs (a) and (b) of this Section, which shall be reflected on the Bordereaux required under Section 6.2.

      3.2 Payment of Amounts.
          -------------------

      (a) With respect to the first Determination Date, if the Liability Amount is greater than zero (0), within five (5) Business Days of receipt of a written request from the Ceding Company delivered in conjunction with the Bordereaux relating to such Determination Date, the Reinsurer shall pay the Ceding Company the Liability Amount by wire transfer of immediately available funds.

      (b) With respect to each Determination Date following the first Determination Date on which an XLI Incremental Liability Payment is payable, within five (5) Business Days of re-



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

ceipt of a written request from the Ceding Company delivered in conjunction with the Bordereaux relating to such Determination Date, the Reinsurer shall pay the Ceding Company the XLI Incremental Liability Payment by wire transfer of immediately available funds.

      (c) With respect to each Determination Date following the first Determination Date on which an XLFA Incremental Liability Payment is payable, within five (5) Business Days of receipt of a written request from Reinsurer delivered following Reinsurer's receipts of the Bordereaux relating to such Determination Date, the Reinsurer shall pay the Ceding Company the XLFA Incremental Liability Payment by wire transfer of immediately available funds.

                                   ARTICLE IV
                                   ----------

                                    TERRITORY

      This Excess of Loss Reinsurance Agreement shall apply to Losses paid under Policies issued by the Ceding Company covering risks worldwide.

                                   ARTICLE V
                                   ---------

                                   TERMINATION

      5.1 If the Ceding Company has received written notice from Moody's affirming that the financial strength rating of the Ceding Company may be maintained without benefit of this Excess of Loss Reinsurance Agreement (a copy of such written notice to be provided to the Reinsurer upon its request), this Excess of Loss Reinsurance Agreement may be terminated by mutual consent of the parties hereto, or by either party hereto, upon thirty (30) days' prior notice, such termination to be effective as of immediately following the last Determination Date occurring prior to the expiration of such thirty (30) period (the "Termination Date").

      5.2 Should one party at any time:


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

      (a)   become insolvent, or

      (b)   file a petition in bankruptcy, or

      (c) be the subject of liquidation, rehabilitation or similar proceeding, or

      (d)   have a receiver appointed, or

      (e) be acquired or controlled by any other insurance company or organization,

      the other party shall have the right to terminate this Excess of Loss Reinsurance Agreement forthwith by giving notice in writing to the first party and Moody's.

                                   ARTICLE VI
                                   ----------

                                PREMIUM; ACCOUNTS

      6.1 The Ceding Company shall pay the Reinsurer the (i) the first Annual Reinsurance Premium payment on the date hereof and (ii) each subsequent Annual Reinsurance Premium payment no later than ten (10) days following each anniversary of the Effective Date, in each case by wire transfer of immediately available funds to an account designated by the Reinsurer.

      6.2 Within ten (10) Business Days following each Determination Date, the Ceding Company shall deliver a bordereaux to the Reinsurer showing (A) aggregate Obligor Excess Losses used in the calculations required on the Determination Date, (B) an itemized list of the Obligor Excess Losses used in the calculations required on the Determination Date; (C) the Recoveries allocated to Reinsurer pursuant to Section 8.4; and (D) the calculations required under Section 3.1 (the "Bordereaux"). The Bordereaux shall be in a form mutually agreed upon by the Ceding Company and the Reinsurer.


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

      6.3 In the event of termination of this Excess of Loss Reinsurance Agreement, the Reinsurer shall reimburse to the Ceding Company a portion of the Annual Reinsurance Premium paid in respect of the most recent anniversary of the Effective Date (or, it the Termination Date occurs prior to the first anniversary of the Effective Date, a portion of the first Annual Reinsurance Premium). The amount of such Annual Reinsurance Premium reimbursable hereunder shall be calculated by multiplying $25,000 by a fraction, the numerator of which is 365 minus the number of days from the most recent anniversary of the Effective Date (or, if the Termination Date occurs prior to the first anniversary of the Effective Date, since the Effective Date) to the Termination Date, and the denominator of which is 365. In the event that the anniversary of the Effective Date to be used in the foregoing calculation occurs during a leap year, the number "366" shall be substituted for "365" in the foregoing calculation.

                                  ARTICLE VII
                                  -----------

                                     OFFSET

      Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any balances, whether on account of losses or otherwise, due from such party to the other party hereto under this Excess of Loss Reinsurance Agreement or under any other agreement heretofore or hereafter entered into by and between them, and may offset the same against any balance or balances due or to become due to the former from the latter under the same or any other agreement between them; and the party asserting the right of offset shall have and may exercise such right whether the balance or balances due or to become due to such party from the other are on account of losses or otherwise and regardless of the capacity, whether as Ceding Company or as Reinsurer, in which each party acted under the agreement or, if more than one, the different agreements involved.


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

                                  ARTICLE VIII
                                  ------------

                             SUBROGATION; RECOVERIES

      8.1 The Ceding Company hereby agrees to enforce such subrogation rights as it may obtain by virtue of payments made under the Policies, but in case it shall refuse or neglect to do so, the Reinsurer is hereby authorized and empowered to bring any appropriate action to enforce such rights.

      8.2 All subrogation recoveries, other recoveries, salvage or payments made subsequent to the settlement of Losses shall be applied as if made before such settlement and all necessary adjustments to that and shall be made as soon as practicable.

      8.3 Reinsurer shall have the right, before the happening of an occurrence, to waive its right of subrogation.

      8.4 In the event the Ceding Company collects Recoveries attributable to the Obligor Excess Loss with respect to any Obligor, the Ceding Company shall allocate to Reinsurer all or a portion of such Recoveries in order to reduce the total of all unreimbursed amounts paid by the Reinsurer to the Ceding Company pursuant to this Agreement with respect to such Obligor Excess Loss to zero (0), or a positive amount as close to zero (0) as the level of such Recoveries will permit. Notwithstanding the foregoing, the aggregate Recoveries allocated to the Reinsurer shall not exceed the total of all unreimbursed Liability Amounts and XLI Incremental Liability Payments.

                                   ARTICLE IX
                                   ----------

                           LOSSES AND LOSS ADJUSTMENT

      9.1 The Ceding Company, in its sole discretion, shall adjust, investigate, settle, defend or compromise all claims and Losses, and the Reinsurer agrees to abide by all determinations of the Ceding Company in connection therewith. All costs and expenses incurred in connection therewith shall be borne by the Ceding Company.

      9.2 The Reinsurer shall have the right, at its own expense and upon prior written notice to the Ceding Company, to join in any suit or litigation against a third party for reimbursement of amounts paid under this Excess of Loss Reinsurance Agreement with counsel of their own choice.

                                   ARTICLE X
                                   ---------

                                   EXCLUSIONS

      This Agreement does not cover: (i) Extra Contractual Obligations; or (ii) overhead expenses of the Ceding Company, including, but not limited to, salaries and other compensation of officers and employees of the Ceding Company.

                                   ARTICLE XI
                                   ----------

                        OVERSIGHTS, ERRORS AND OMISSIONS

      Inadvertent delays, errors or omissions made in connection with this Excess of Loss Reinsurance Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.

                                  ARTICLE XII
                                  -----------

                                      TAXES

      The Ceding Company will be liable for all taxes arising out of or relating to the Policies (other than taxes measured by net or gross income of the Reinsurer).

                                  ARTICLE XIII
                                  ------------

                               FOLLOW THE FORTUNES

      The Reinsurer's liability shall attach simultaneously with that of the Ceding Company, and all reinsurance with respect to which the Reinsurer shall be liable by virtue of this Excess of Loss Reinsurance Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, modifications, alterations and cancellations, as the respective Policies of the Ceding Company to which such reinsurance relates, the true intent of this Excess of Loss Reinsurance Agreement being that the Reinsurer shall, in every case to which this Excess of Loss Reinsurance Agreement applies and in the proportion specified herein, follow the fortunes of the Ceding Company, and the Reinsurer shall be bound, without limitation, by all payments and settlements entered into by the Ceding Company in good faith.

                                  ARTICLE XIV
                                  -----------

                                   INSPECTION

      The Reinsurer or its duly accredited representatives shall have the right to inspect and copy the books and records of the Ceding Company relative to the Losses being reinsured hereunder at all reasonable times and shall have reasonable access to personnel of the Ceding Com-pany for the purpose of obtaining information concerning this Excess of Loss Reinsurance Agreement or the subject matter thereof. At the request of the Reinsurer, the Ceding Company shall use its best efforts to make available such books, records and personnel. Any information obtained pursuant to this Article XIV shall be held in confidence and used only in furtherance of the transactions contemplated hereby, PROVIDED, HOWEVER, that nothing herein shall be deemed to prohibit disclosure to any regulatory authority as may be required under Applicable Law.

                                   ARTICLE XV
                                   ----------

                                   ARBITRATION

      15.1 Any dispute or other matter in question arising between the parties out of or relating to the interpretation, performance, or breach of this Excess of Loss Reinsurance Agreement, whether such dispute arises before or after termination of this Excess of Loss Reinsurance Agreement, shall be settled by arbitration under The Bermuda International Conciliation and Arbitration Act 1993 or any re-enactment or statutory modification thereof. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

      15.2 Each party shall appoint an individual as arbitrator, and the two so appointed shall then appoint a third arbitrator. If either party refuses or neglects to appoint an arbitrator within sixty days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty days of their appointment, each of the arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. The arbitrators shall be active or retired officers of insurance or reinsurance



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

companies; the arbitrators shall not have personal or financial interest in the result of the arbitration.

      15.3 The arbitration hearings shall be held in Hamilton, Bermuda. Each party shall submit its case to the arbitrators within a reasonable time after the selection of the third arbitrator or as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow the rules of the evidence except to the extent required by governing law; then shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

      15.4 Each party shall pay the fee and expenses of its own arbitrator and one-half of the fee and expenses of the third arbitrator. All other expenses of the arbitration shall be equally divided between the parties.

                                  ARTICLE XVI
                                  -----------

                                  GOVERNING LAW

      This Excess of Loss Reinsurance Agreement shall be governed by and construed in accordance with the internal laws of Bermuda, without giving effect to the principles of conflicts of laws thereof.


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

                                  ARTICLE XVII
                                  ------------

                                   INSOLVENCY

      17.1 In the event of the insolvency of the Ceding Company and the appointment of a liquidator, receiver, conservator or statutory successor, this reinsurance shall be payable immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Ceding Company as a result of claims allowed against the Ceding Company by any court of competent jurisdiction or any liquidator, receiver, conservator or statutory successor having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims.

      17.2 Payments by the Reinsurer as above set forth shall be made directly to the Ceding Company or to its liquidator, receiver, conservator or statutory successor, except (a) where this contract specifies another payee in the event of the insolvency of the Ceding Company, and (b) the Reinsurer with the consent of the direct insureds have assumed Policy obligations of the Ceding Company as its direct obligations to the payees under such Policies, in substitution for the obligations of the Ceding Company to such payees.

      17.3 In the event of the insolvency of the Ceding Company, the liquidator, receiver, conservator or statutory successor of the Ceding Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent the Ceding Company on the Policy or Policies reinsured within as reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver,



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

conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable subject to court approval against the insolvent Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

                                 ARTICLE XVIII
                                 -------------

                                    SURVIVAL

      The provisions of Articles XV, XVI and XIX shall survive the termination of this Excess of Loss Reinsurance Agreement.

                                  ARTICLE XIX
                                  -----------

                                     NOTICE

      All notices, requests, demands, approvals and other communications under this Excess of Loss Reinsurance Agreement shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice or other communication shall be deemed given: (a) upon actual delivery if presented personally or sent by prepaid telegram or telex or by facsimile transmission and (b) three (3) business days following deposit in the mail, if sent by certified, registered or express mail, postage prepaid, in each case to the following addresses:




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



      If to Reinsurer:

            XL Insurance Ltd
            XL House
            One Bermudiana Road
            P.O.  Box 2245
            Hamilton HM JX
            Bermuda
            Attn:  Chris Coelho
            Fax:  292-3919

      If to the Ceding Company:

            XL Financial Assurance Ltd.
            XL House
            One Bermudiana Road
            P.O. Box 2245 Hamilton HM JX Bermuda
            Attn:  James P.  McNichols
            Fax:  296-4351


                                   ARTICLE XX
                                   ----------


      The parties hereto shall not agree to any amendment, modification, termination or waiver of this Excess of Loss Reinsurance Agreement without the prior written consent of Moody's.




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


      IN WITNESS WHEREOF, the parties hereto have caused this Excess of Loss Reinsurance Agreement to be signed by their duly authorized representatives.


Signed in Hamilton, Bermuda
as of this 3rd day of October, 2001


                                    XL INSURANCE LTD
                                      as Reinsurer


                                    By: /s/ Christoper A. Coelho
                                        ----------------------------------------

                                    Name: Christopher A. Coelho
                                          --------------------------------------

                                    Witness: /s/ Gigi Barit
                                             -----------------------------------



And Signed in Hamilton, Bermuda

as of this 3rd day of October, 2001


                                    XL FINANCIAL ASSURANCE LTD.
                                      as Ceding Company


                                    By: /s/ James P. McNichols
                                        ----------------------------------------

                                    Name: James P. McNichols
                                          --------------------------------------

                                    Witness: /s/ Gigi Barit
                                             -----------------------------------